Exhibit 99.1

NEW HORIZON AIRCRAFT LTD.

PROFORMA CONDENSED INTERIM CONSOLIDATED BALANCE SHEETS
AS AT NOVEMBER 30, 2024

EXPRESSED IN CANADIAN DOLLAR 000’S; UNAUDITED

	Form 10-Q as filed November 30, 2024	Pro forma** November 30, 2024

Assets:
Current assets:
Cash and cash equivalents	$887	$11,994
Prepaid expenses	851	851
Accounts receivable	23	23
Total current assets	1,761	12,868
Operating lease assets	50	50
Property and equipment, net	151	151
Total Assets	$1,962	$13,069

Liabilities and Shareholders’ Equity:
Current liabilities:
Accounts payable	$374	$374
Accrued liabilities	236	236
Operating lease liabilities	29	29
Total current liabilities	639	639
Warrant liabilities	3,657	1,855
Operating lease liabilities	19	19
Total Liabilities	4,315	2,513

Shareholders’ Equity:
Common and Preferred Shares	78,307	89,414
Additional paid-in capital	(82,730)	(80,928)
Retained Earnings	2,070	2,070
Total Shareholders’ Equity	(2,353)	10,556
Total Liabilities and Shareholders’ Equity	$1,962	$13,069

**	These pro-forma figures capture the impact of both the recent $8.4 million financing that closed on December 20, 2024, as well as the 2.5 million warrants exercised between December 1, 2024 and the date of this filing.